Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of August 6, 2009, by and between Peerless Systems Corporation, a Delaware corporation (the "Company"), and _______________ ("Consultant"), with reference to the following facts:

WHEREAS, the parties hereto desire to enter into an agreement under which Consultant will provide services to the Company as an independent contractor.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto hereby agree as follows:

1.           Engagement and Term. The Company hereby engages the services of Consultant and Consultant hereby accepts such engagement upon the terms and conditions set forth herein for a term commencing on the date hereof and terminating on August 5, 2010.

2.           Duties; Nature of Services. Consultant shall perform such duties pertaining to the Company's business as the Company's Chief Executive Officer or Board of Directors may request from time to time, which duties shall include providing advice and guidance to the Company in connection with its business, strategy, operations and financings; provided, however, Consultant's duties shall not exceed twenty (20) hours in the aggregate during any thirty (30) calendar day period. Consultant may render his services by telephone, videoconference and/or any other remote methods as Consultant may reasonably determine.

3.           Compensation. In consideration of the performance by Consultant of his obligations under this
Agreement, as soon as practicable after the execution and delivery of this Agreement by both parties: (a) the Company shall pay to Consultant a consulting fee in the amount of Twenty-Five Thousand Dollars ($25,000), (b) the Company shall issue to Consultant Ten Thousand (10,000) shares of the Company's common stock in accordance with the Peerless Systems Corporation 2005 Incentive Award Plan, which shares shall be fully vested upon issuance.  As of the date hereof,  all of Consultant's unvested stock options in Company shall immediately vest and be exercisable by Consultant.   Such options shall expire if not exercised on or before August 5, 2010.

4.           Reimbursement of Expenses. Consultant shall be responsible for his own expenses unless the
Board of Directors of the Company requires in writing that Consultant incur out of pocket expenses, in which event such expenses shall be reimbursed by the Company.

5 ..          Confidential Information; Company Property; Insider Trading. During the term of this Agreement and at all times thereafter, Consultant shall keep all Company confidential information in confidence and shall not disclose any of the same to any other person or entity, except Consultant's attorneys and other persons and/or entities designated in writing and in advance by the Company.  Consultant shall not cause, suffer or permit such confidential information to be used for the gain or benefit of any party outside of the Company or for Consultant's personal gain or benefit outside the scope of Consultant's engagement by the Company.  Upon the expiration or termination of his engagement, Consultant shall immediately surrender to the Company all property belonging to the Company.  During the term of this Agreement, Consultant shall be subject to, and shall comply with, the Company’s Insider Trading Program, as may be amended from time to time.

6.           Relationship and Authority. The relationship between the Company and Consultant created by this Agreement is that of client and independent contractor, and nothing contained herein shall be construed as creating a relationship of employer and employee or principal and agent between them. Consultant shall neither act nor make any representation that he is authorized to act as an employee, agent or officer of the Company.

7.           Entire Agreement: Severability. This Agreement is intended to embody the final, complete and exclusive agreement among the parties with respect to the subject matter hereof and is intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto. The provisions of this Agreement are severable, and in the event that any provision is declared invalid, this Agreement shall be interpreted as if such invalid provision were not contained herein.

8.           Waiver: Modification Assignment. This Agreement may be amended or modified only in a writing signed by the parties. Consultant may not assign any right or obligation under this Agreement without the prior written consent of the Company, which may be granted or withheld in the Company's sole and absolute discretion. Neither party may assign any right or obligation under the Agreement without the prior written consent of the other party.

9.           Applicable Law and Venue- This Agreement shall constitute a contract under the laws of the State of Delaware and shall be governed and construed in accordance with the laws of said state and without regard to the conflicts of laws principles thereof. Any action or proceeding brought hereunder shall be brought in the United States District Court for Delaware. The parties hereto hereby waiving any claim or defense that such forum is not convenient or proper; provided, however, if such court shall deny jurisdiction for any reason, any such action or proceeding shall be brought in the State court sitting in Wilmington, Delaware, and the parties hereto shall waive any claim or defense that such forum is not convenient or proper. In the event of any proceeding to enforce any provision of this Agreement, the prevailing party shall recover its reasonable attorneys’ fees, expenses and costs.

10.         Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.
This Agreement may be executed and delivered by facsimile and/or PDF signature.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

CONSULTANT

Signature:

Print Name:

Address:

PEERLESS SYSTEMS CORPORATION

By:
Name: William Neil
Title: Chief Financial Officer and Acting Chief Executive Officer